EXHIBIT 12




                   THE MONTANA POWER COMPANY



      Computation of Ratio of Earnings to Fixed Charges
                   (Dollars in Thousands)


                                               Twelve Months
                                                   Ended
                                                June 30,1995
                                            ------------------

      Net Income                                  $109,340

      Income Taxes                                  48,825
                                                 ----------
                                                  $158,165
                                                 ----------


      Fixed Charges:
          Interest                                $ 45,791
          Amortization of Debt Discount,
            Expense and Premium                      1,630
          Rentals                                   36,076
                                                 ----------
                                                  $ 83,497
                                                 ----------
      Earnings Before Income Taxes
        and Fixed Charges                         $241,662
                                                 ==========



      Ratio of Earnings to Fixed Charges             2.89X
                                                 ==========